VERB Technology (VERB) 2019 Third Quarter Financial Results Conference Call – Thursday, November 14th at 4:30 pm ET

Company Participants

Rory J. Cutaia, CEO

Jeff Clayborne, CFO

Operator

Good afternoon, and welcome to the Third Quarter 2019 Financial Results Conference Call for Verb Technology Company. [Operator Instructions] Please be advised the call is being recorded at the company’s request.

On our call today are Rory J. Cutaia, CEO; and Jeff Clayborne, CFO.

Before we begin, I’d like to remind everyone that statements made during this conference call will include forward-looking statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involves risks and uncertainties that can cause actual results to differ materially. Forward-looking statements speak only as of the date they are made, except as required by law as the underlying facts or circumstances may change.

Verb Technology Company disclaims any obligation to update these forward-looking statements as well as those contained in this press release issued this morning and the risk factors contained in the company’s current and subsequent filings with the SEC.

For purposes of today’s presentation, the company would like to advise you that with its wholly-owned subsidiary, our teams have been operating as one enterprise for all the financial periods discussed.

I would now like to turn the call over to Rory J. Cutaia, CEO. Rory?

Rory J. Cutaia

Founder, Chairman, President, CEO, Secretary & Treasurer

Thank you, and I thank everyone for joining us today for our third Quarter 2019 financial results conference call, our third as a Nasdaq-listed company. On today’s call, we will bring everyone up to date on our impressive progress during our second full quarter following our successful listing on Nasdaq and the closing of our acquisition of Sound Concepts. I’ll provide some data points and associated insights and perspective into our business and opportunities during the third quarter. And Jeff Clayborne, our CFO, will provide a more detailed review of our financial results for Q3.

At the end of the call, I’m going to introduce you to some of the exciting technological breakthroughs I’ve been referring to in my recent communications and showcase one of the products based on this technology that we’ll take to market next quarter, which we expect will have an impact on our growth and expansion plans in 2020 and beyond. This technology will also be part of our core technology package we are integrating into several of the larger players in the CRM space with whom we have executed partnership agreements. So, at the end of this earnings call, following the Q&A, I’ll provide a web address you can enter on the computer or mobile device to participate.

For those new to our company, our mission at Verb is to provide the most effective, easy to use and affordable sales tools available in the market today. I’ve long predicted that the rapid adoption of artificial intelligence and similar technologies will lead to global job displacement. And while these new technologies will create many new jobs, those jobs will likely not be filled by those whose jobs have been displaced. As a result, many if not most of the displaced workers will look for opportunities in sales to make ends meet. Indeed, sales has always been the first avenue of choice for displaced workers. As a result, we believe that tech sales, affiliate sales and the new social selling paradigm we’re now witnessing will all undergo explosive growth, and that is how we define our market. And, within that market, we are currently experiencing rapid and accelerated sales growth.

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Make no mistake, as reported by Forbes in July of this year, these coming changes in our economy, many of which have already begun, indicate that, in the U.S. alone, up to 47% of American jobs are at risk. And, according to McKinsey, on a global basis as many as 160 million women will be displaced in their current jobs. Despite the lack of sales training and sales experience, many of these people will seek to earn a living, support their families and pay their bills through a new career in sales and all of whom will need affordable, easy-to-use, quick-to-get-results sales tools developed and designed for the “everyman” and the “everywoman.” And, we intend to make certain that our platform is top-of-mind to all of them. To articulate our market strategy, I draw on the words of that extraordinary athlete known as The Great One, who said, “Skate to where the puck is going, not where it has been.” That is the strategy of a champion, one we fully embrace at Verb. But we seek to take that strategy to a new level. Not only do we intend to skate to where the puck is going, but we intend to redefine, redesign and reinvent the puck to technological, forward-facing, uncompromising quality and innovation. And that is the fuel that feeds the fire inside the more than 100 bright, talented, dedicated people I’m proud to call Team Verb.

With the data collection and analysis features of our platform, we are an enterprise-scale customer relationship management and sales enablement platform. And, as such, we participate in the $40 billion CRM sector, and we believe we should be valued accordingly. However, our appeal to people who have traditionally never used a CRM product and the rapid rate at which we are accumulating enterprise clients who are adopting our platform for the sales teams all around the world means we are addressing markets that are many times larger than the $40 billion U.S. CRM sector. And yes, we’re global, as we’re now in more than 60 countries, and our platform is offered in more than 40 languages.

The secret sauce of our proprietary and patented and patent-pending technology platform is that it allows “everyday people,” with or without sales experience, the ability to communicate with sales prospects and customers the way people want to communicate, the way people want to receive and consume information. And, today, that’s through video. No one wants to read long text-heavy sales e-mails. Today, people want to consume information, both business and personal information, by watching videos, and they want to be able to do it on their phones. That’s why our platform is a mobile-first platform, meaning it was designed for maximum effectiveness and ease-of-use as a mobile application, not a bolt-on afterthought to a desktop application that skimps on features and functionality. And that strategy has paid off.

Just since April of this year, our mobile application has garnered more than 12,000 ratings on the Apple App Store and Google Play Store, 10,500 of which are 5-star reviews. And that is an indisputable finding by the Court of Public Opinion as to just how effective the Verb mobile application is.

But the real differentiator for the Verb platform is that our interactive video technology allows clients and prospects to respond to the information contained in a video right in and through the video as and when their interest levels peak without having to leave the video, causing response, conversion and sales success rates to rise exponentially, all with little intervention by the user whether they be an experienced salesperson or novice.

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Okay. So, with that background, let’s get to our third quarter 2019 performance. I believe our third quarter will come to be known as our “breakout quarter,” as this was when our digital stack CRM business really began to take off. Because we have a recurring revenue business model, we begin the quarter with revenue we derive from contracts signed in prior periods. I’m going to refer to this revenue as “recognized revenue” for purposes of the GAAP revenue recognition rules, which means this is revenue from contracts executed in prior quarters that we can now recognize because the application was previously delivered, fully configured to and accepted by the respective enterprise clients. That revenue number that we began in the third quarterly is $858,000 of quarterly recurring revenue.

To best determine our third quarter performance, we then look at what we added to that recurring revenue base number through new contracts actually executed and closed and not cleared. This is how we measure growth and performance of our sales and marketing departments. And, in Q3, I’m proud to say that we achieved two new records for our SaaS recurring revenue business. First, we signed 14 new enterprise clients for our CRM platform during the quarter. That represents the increase of 250% over Q1 and Q2, respectively, in the number of new enterprise CRM clients signed in the quarter. And that’s a record for us.

These 14 new enterprise contracts represent more than $195,000 of new and additional quarterly recurring SaaS revenue once the applications are delivered and we could recognize it in accordance with GAAP revenue recognition rules. That is a second new record for us in Q3. These contracts represent an increase of 396% over Q2 of new and additional quarterly recurring SaaS revenue once the applications are delivered and we could recognize it in accordance with GAAP revenue recognition rules and an increase of 877% over Q1. We expect that the enterprise contracts we executed in Q3 will produce at least $780,000 of new and additional annual recurring SaaS revenue. That is in addition to the annual recurring SaaS revenue base as of September 30 of $3.8 million which combine to a total of $4.6 million in annual recurring revenue once recognized. This obviously does not include what we will add in Q4 2019.

Now this number does not include any of the revenue we generate from the non-SaaS, nonrecurring side of the business, which includes the printing and related non-recurring revenue generated by our Utah operations legacy business. That business has a relatively short time frame between contract execution and revenue recognition. That portion of our business represented an additional $1.9 million in revenue recognized in Q3. We look at that business separately because while it is generated every quarter, it is not contracted recurring revenue, it is not predictable and it is a much lower-margin business than our SaaS business, which currently has a gross margin greater than 80%.

For this reason, among others, we choose to focus our resources on building the SaaS recurring revenue business. As a point of reference, and to better understand the reason that revenue from contracts executed in the quarter for non-SaaS business can be recognized in the quarter while the revenue from contracts executed in the quarter for SaaS business cannot, allow us to explain the process. While we can configure, customize and deliver a fully white-labeled application to our enterprise clients in 21 days, which we’ve improved from the 60 days it took back in April of this year, it still takes approximately 79 days on average from the date we execute the SaaS contract to launch a new client and begin recognizing the recurring revenue from that contract. This is because of the time it takes our clients to gather, create and deliver to us their logos, content and other assets that we need to customize the application for them and their sales teams. And many, if not most of our new clients prefer to wait to launch the application and begin paying for it to coincide with their quarterly or semiannual corporate conferences and leadership events. This obviously has an impact on the SaaS revenue we can report in the quarter due to the GAAP revenue recognition rules. In fact, none of the SaaS recurring revenue from the 14 contracts we’ve signed in the third quarter is reflected in our current Form 10-Q financials. Accordingly, all of the SaaS recurring revenue we are reporting in the third quarter pursuant to GAAP revenue recognition rules is from contracts executed in prior quarters.

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We think this is an important distinction because the revenue we are able to recognize under the GAAP rules in Q3 doesn’t reflect the actual performance of our sales and marketing team during that quarter and, as a result, makes it difficult to assess our growth, which, as the non-GAAP numbers demonstrate, was considerable in Q3, to say the least, and is a strong leading indicator of future GAAP-recognized revenue.

So, looking only at our GAAP-recognized revenue for Q3, that breaks down as follows: SaaS recurring revenue recognized during the three months ending September 30, 2019, was $953,000. That represents an 11% increase over the SaaS revenue we recognized in the second quarter. Total digital revenue for Q3 was $1.4 million. This represents an increase of 28% of GAAP-recognized revenue for our digital business over the same period last year. Our nonrecurring revenue from the legacy business that we recognized during the three months ending September 30, 2019, was also, coincidentally, $1.4 million. That represents a sequential decrease in our nondigital, nonrecurring business from the prior quarter of approximately $844,000 or 37% and essentially flat over the same period last year.

Some additional updates I’d like to share: as I referenced above, we’re continuing to work on the integrations with other platforms, and that now includes the technology I will demonstrate to you at the end of this call, as well as an exciting joint marketing and co-selling initiative with one of those partners. I expect to be able to share more information about those things at the end of this quarter.

Finally, I’d like to share with you the number of users we’ve added to the platform. We now have approximately 825,000 users on the platform. That’s up from the approximately 700,000 users we had last quarter, representing growth of approximately 125,000 users or 18% in the prior quarter.

So now I’d like to turn the call over to Jeff Clayborne, our Chief Financial Officer, for a more detailed review of our financial results from the last quarter.

Jeffrey R. Clayborne

Chief Financial Officer

Thank you, Rory, and good afternoon, everyone. I’d like to review our financial performance as reported in our Form 10-Q filing today for the quarterly period ending September 30, 2019. Highlights from the filing not already covered on this call include the following: the cost of revenue in Q3 totaled $1.5 million, that’s a decrease of 29% from the same period last year. Gross profit as a percentage of total SaaS recurring as well as non-SaaS nonrecurring revenue was 48%, which represents a modest increase over Q2.

As of September 30, 2019, cash totaled $1.9 million, total assets were $29 million, total liabilities were $11.4 million and stockholders’ equity was $17.6 million. The $11.4 million in liabilities breaks down as follows: $3.6 million is a derivative liability we’re required to carry on the balance sheet associated with our outstanding warrants; an additional $3.6 million is an operating lease liability we’re required to carry on the balance sheet, which is primarily associated with future rent expense; but is also offset by a $3 million right-of-use asset, as well as $572,000 for leasehold improvements, which are reflected as part of the $29 million in total assets. We have $2.8 million in accounts payable and accrued expenses; $1.1 million in long-term related party debt; $258,000 in deferred revenue and customer deposits; and $112,000 in short-term related party debt.

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I would now like to address general and administrative expenses. In Q3, general and administrative expenses totaled $3.3 million versus $1.1 million during the same period last year. The increase is primarily attributed to non-cash stock compensation expense, as we recorded a net contract expense in Q3 2018 of $500,000 related to the revaluation of stock options for our consultants. The year-over-year change to noncash stock compensation expense, based on the fluctuations in the market price of our stock price, was an increase of $1.3 million. Again, this is a non-cash expense. The remaining increase of approximately $900,000 is driven by increases in labor and professional services for the new team members brought on to support our growth.

I’d like to provide some information on the financing we completed during the quarter and associated costs. On August 14, 2019, we closed a financing, pursuant to which we issued 5,030 preferred shares convertible into 3,245,162 common shares at a conversion price of $1.55 per common share. In connection with that financing, we also issued 3,245,162 warrants with a cash exercise price of $1.88. We received gross proceeds from the financing of $5,030,000 and incurred costs associated with the financing of $341,800 for total net proceeds of $4,688,200, which was allocated for working capital to fund our operations and continued growth.

As of today, there are 23,524,753 shares of common stock issued and outstanding. Of the total number of common shares issued and outstanding, approximately 3.7 million shares or approximately 15% are owned or controlled by insiders.

I’d like to turn the call back over to the operator for Q&A. Operator?

Question and Answer

Operator

[Operator Instructions] Our first question comes from the line of Brian Kinstlinger with Alliance Global Partners.

Brian David Kinstlinger

Alliance Global Partners, Research Division

I have a handful of questions. First one, last quarter, you talked about integrating into the top 17 direct sales back office providers. I’m curious is that process complete, with some, all? Maybe sort of an update on where you are with that process.

Rory J. Cutaia

Founder, Chairman, President, CEO, Secretary & Treasurer

Brian, yes; that process is complete, and that will give us access to a lot more data that our users will be able to use in order to be much more effective in the selling process. And we’re really excited about that. In addition, we’re expecting that some of these integrations will lead to business opportunities that will flow directly from those back-end providers. And, I’ll have more on that, hopefully, by the end of this quarter.

Brian David Kinstlinger

Alliance Global Partners, Research Division

Great. If I look at the digital revenue, it declined sequentially. And so the way I was thinking about the integration into those direct sales platforms is understanding the churn, but also when new direct sales folks come on. And so I’m wondering how that’s going to impact that, as well as when we might see growth offset – more than offset the churn. Is that going to be the fourth quarter?

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Rory J. Cutaia

Founder, Chairman, President, CEO, Secretary & Treasurer

Yes. I think we’re seeing that now. As I said at the beginning of the call, we added 14 new contracts. You should note that about 70% of the revenue, the quarterly recurring revenue that we will derive from those contracts, will actually show up in Q4. So we think that’s going to make a meaningful difference in our GAAP revenue reported, and that we expect that trend to continue.

Brian David Kinstlinger

Alliance Global Partners, Research Division

Got it. Okay. And then, I’m curious. The 4 to 14 is great, and the increase and total value of bookings is great, too. I’m curious what kind of investment it takes to get bookings to $0.5 million or $1 million in quarterly revenue value? Do you need – are you okay with your current team to get there eventually? Do you need to hire additional staff? Just curious what kind of investments need to be made to reach those goals.

Rory J. Cutaia

Founder, Chairman, President, CEO, Secretary & Treasurer

Well, we are really well staffed for our projections, not only through the end of the year but through 2020. We’ve got a really solid model now, which I don’t mind telling you. It was work by Jeff Clayborne heading up our finance department because we had to integrate two completely separate companies. And that was a big job. And then once they’re integrated and you’re able to gather the data in an efficient and effective and more importantly an accurate way, that allowed us then to create a model upon which we could predict and forecast. And so now we’ve got a really good handle on exactly what it would take us to get to cash-flow positive, which we will absolutely get to next year. Now, we have talked about getting to cash-flow positive sooner. But you should know, for those people who maybe are not tracking exactly what we’re doing, we added a lot of monthly expense. We added a lot of people. We’re now somewhere in the range of about 50 people on the development side, we’ve got 26 people in sales and sales support. So, we’ve got a very well built-out platform and team now, so those costs have gone up. So, that pushed cash-flow positive out into late next year. We feel very confident that we’re going to hit it. In fact, that’s based upon our sort of modest downside revenue assumptions. If we exceed the revenue assumptions, and I will share with you what my expectations will be there, if we exceed those revenue assumptions, then we likely will get to cash-flow positive sooner, even if I decided to add some people. So, we feel really good about where we are right now in terms of having sufficient resources teams and professionals here to achieve our goals, again, now in this year through 2020.

Brian David Kinstlinger

Alliance Global Partners, Research Division

Great. And then what’s the latest on the launch of in-app purchasing. I think last we spoke, it was expected to be launched in this current fourth quarter. Is that still the case? Maybe I missed it, if you mentioned it in your prepared remarks, sorry.

Rory J. Cutaia

Founder, Chairman, President, CEO, Secretary & Treasurer

I did mention it in my prepared remarks, my remarks earlier. But, yes; we are on track with that. That is also something that I’m going to share with our investors in the normal investor calls at the end of the month. This will be completed on time. We’ve already begun testing many of the components of that. We’re talking to some specific clients with whom we will run some tests. Look, now north of 800,000 people are on the platform, giving each of those individual users the ability to pay for special upgrade features, which is going to be a very meaningful impact on our bottom line in 2020.

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Brian David Kinstlinger

Alliance Global Partners, Research Division

So just to be clear, that’s going to be released in the next six weeks – in the fourth quarter?

Rory J. Cutaia

Founder, Chairman, President, CEO, Secretary & Treasurer

Yes. You won’t see any revenue flow from that in Q1. Product itself is, of course.

Brian David Kinstlinger

Alliance Global Partners, Research Division

Yes. Okay. And finally, can you give us an update on your OEM relationships with, I don’t know, Microsoft, Salesforce, Netsuite, any environment. I’m curious, which integrations are going better than others and when your interactive video technology might be an option for sale for those platforms?

Rory J. Cutaia

Founder, Chairman, President, CEO, Secretary & Treasurer

Yes. As I said at the beginning of the call, I’m intending to give a pretty comprehensive update on that as we get to the end of the quarter. Because, rather than just talk about what we’re trying to do on what’s coming, I want to show what we actually have. So, I’m anticipating doing that at the end of the quarter. With respect to which are going better than others, the integrations themselves are all the exact same package, if you will – the same core package. What the difference is, and this is a more recent development, we had a technological breakthrough recently (thanks to Chad and Jason and Bryson, and many of the people in our Utah team) that allowed us to bring a product to market that we weren’t intending to bring to market until later in 2020 in our product road map. And, we’re going to be able to bring that product to market much sooner. We’re going to incorporate that product into the core package that will be integrated in accordance with those partnership agreements. Separate and apart from the integration, there are joint marketing and co-selling arrangements that have progressed. And again, excited about it. I’d rather share it when it’s in place and in motion and can point to it, and I intend to give a pretty comprehensive update on that as well at the end of this quarter. So it’s just a few weeks away.

Operator

[Operator Instructions] Our next question comes from the line of Theodore O’Neil with Litchfield Hills Research.

Theodore Rudd O’Neill

Litchfield Hills Research, LLC

So, Rory, on the non-digital, non-recurring part of the business, which has terrible margins, should we expect that to decline as the digital business increases? Or is that going to stay sort of about the same at this level for a while?

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Rory J. Cutaia

Founder, Chairman, President, CEO, Secretary & Treasurer

Well, look, we are not promoting it; we’re not marketing it; we’re not pushing that. And for all of the obvious reasons. We call it lumpy revenue. We never know when it’s going to come up. It’s not contracted for. It’s not predictable. However, look, we’ve got a bunch of large clients who rely on us for that service. And we’re going to continue to service them as and when they need it. But we will not be offering that to new clients. So, whether with it declines or it stays the same, it’s to be determined. But we’re really laser-beam focused on the SaaS recurring business right now. Look, as you can honestly tell, the growth in Q3 of that business over the prior quarter is really pretty extraordinary. So again, you’re right. It’s low-margin business, unpredictable. I wouldn’t expect to see any meaningful growth come out of that.

Theodore Rudd O’Neill

Litchfield Hills Research, LLC

Is there a seasonal component to that business?

Rory J. Cutaia

Founder, Chairman, President, CEO, Secretary & Treasurer

Indeed, there is. Yes, interesting that you asked. In the summer, it kind of drops off. And sure enough, we experienced that in the third quarter. So, whether we see it pick up again in the fourth quarter or first of 2020 and thereafter, it’s hard to say. We will see revenue from that nonrecurring side. I don’t know where it is. Again, I don’t want people to be focused on that because that’s really not our business. That’s an accommodation that we’re making to companies that are important to us, that we value their relationship and we want to be able to service them.

Operator

[Operator Instructions] Ladies and gentlemen, this does conclude our question-and-answer portion of today’s call. And now I’d like to turn it back over to Rory for closing remarks. Rory?

Rory J. Cutaia

Founder, Chairman, President, CEO, Secretary & Treasurer

Okay. So, look, thank you all for your interest in our company, your support. And this is a very exciting time for us. It was years in the making, getting us to where we are now. I feel like we’re really at a launch point after Q3 and we’re very excited for what the future holds for us and our shareholders.

So, as I said, I wanted to share with you a new product that I’m really very, very excited about. And the best way to do that is if you can go to whether it’s your mobile device, or your laptops, or desktop computers, your tablets and open up a browser and go to live.verb.tech. And I’m going to wait a couple of minutes for people to have an opportunity to get there. We’re going to keep this line open on the conference bridge. So, for those of you who don’t have the ability to get to a browser and look at what I’m referring to, you’ll at least be able to hear about it. So, I’ll just go silent here for a moment to give people an opportunity to get there.

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Okay. Wow, I see a ton of people there. You’re looking at us here in the office. And what you’re looking at is our new webinar feature. And, what we’ve learned from some our very important customers is that one of the most effective sales tools, not only for people in direct sales, but for almost any business, or any product that you might be selling, or service, is the ability to introduce that product through a webinar; so, we wanted to add that feature to our application. And there’s only a number of companies that have that kind of application out there. And we think that we’ll be able to price our product substantially less and be very competitive. But our product had a really interesting differentiator. And I’m going to show you what that is right here.

So, as I point to explain, you’re going to see an interactive element there come on the screen live in real time. This is live broadcast interactive video. Yes, you’re seeing that on your screen; you can click on it; and that will take you to I think one of the videos that I have released earlier this week. And let me add another one right now, if you wanted to go check our SEC filing, you’re probably seeing that right now. And here, I want to put one right on Jeff’s lap – okay, here we go. You could download a document like from that one. And here’s one more — oh, you can’t see Denise; she’s off screen here, but going to place it right here. And you have another image there. You can click on that to learn a lot more about this product. We’re allowing people to begin to sign up for it now. And, by the way, we filed a patent on this yesterday. This is proprietary technology. We think that this is a game changer. We think this is super disruptive. And, when you hear me talk about the disruptive game-changing technology that we’re bringing to market, this is certainly in that category. We’ve got more. And as and when we’re ready to bring it to market, instead of just talking about it, then that’s when we’ll share with you.

So thank you, guys. Appreciate again all your support. You’ll be hearing a lot more about this product and some of the other ones that we’ve got coming out, and we’ll talk again soon. Thank you very much.

Operator: Ladies and gentlemen, this does conclude today’s teleconference. Again we thank you for your participation, and you may disconnect your lines at this time.

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